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                                                                     EXHIBIT 3.8

                                  981006000081


CT-07                                CT-07


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ISLAND RESOURCES, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW



                                                            STATE OF NEW YORK
                                                            DEPARTMENT OF STATE

                                                            FILED OCT. 06, 1998

                                                            TAX $25


                                                            BY: /s/ [Illegible]
                                                               ----------------
                                                                  New York

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CT-07                                                               981006000081

                            CERTIFICATE OF AMENDMENT

                      OF THE CERTIFICATE OF INCORPORATION

                                       OF

                             ISLAND RESOURCES, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                    * * * *

     WE, THE UNDERSIGNED, Charles McGuirk and Matthew Cicero, being respectively the President and Secretary of Island Resources, Inc. hereby certify:

     1.   The name of the corporation is Island Resources, Inc.

     2. The certificate of incorporation of said corporation was filed by the Department of State on the 23 day of July, 1998.

     3. (a) The certificate of incorporation is amended to change the total number of authorized shares the corporation is authorized to issue from 10,000,000 shares of common stock with a par value of $0.01 per share, of which 10,000,000 shares are issued, to 50,000,000 shares of common stock with a par value of $0.001 per share, of which 50,000,000 million shares are issued and adding 50,000,000 shares of preferred stock with a par value of $0.001 per share, of which 50,000,000 shares are issued. The rate of change for the issued shares of common stock will be 1 to 5.

          (b) To effect the foregoing, Article IV is amended to read as follows:

          Article IV The total number of shares that this corporation is authorized to issue is 100,000,000, of which 50,000,000 shall be designated as common stock having a par value of $0.001 and 50,000,000 shall be designated as preferred stock having a par value of $0.001.

     4.   The amendment was authorized in the following manner:

               By at least a majority vote or unanimous written consent of the board of directors followed by the vote of a majority of all the outstanding shares entitled to vote.

     IN WITNESS WHEREOF, we have signed this certificate on the 1st day of October, 1998 and we affirm the statements contained therein as true under penalties of perjury.

        /s/ CHARLES McGUIRK                           /s/ MATTHEW CICERO
------------------------------------        ------------------------------------
     Charles McGuirk, President                   Matthew Cicero, Secretary


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